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                                                                 EXHIBIT 23.7



                        INDEPENDENT AUDITORS' CONSENT


We consent to the reference to our firm under the caption "Experts" and to the use, in the Form S-3 Registration Statement filed by PriCellular Corporation on May 14, 1996, for the registration of 3,600,000 shares of the Company's Class A Common Stock, of our report dated December 16, 1995 relating to the financial statements of Dominion Cellular Inc. for the year ended September 30, 1995.


                                   /s/  Elliot H. Goldberg, CPA, PC
                                        ----------------------------
                                        ELLIOT H. GOLDBERG, CPA, PC


Rockville Centre, NY
July 29, 1996